Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

        THIS SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and between Invacare Corporation, an Ohio corporation (the "Company") and Matthew E. Monaghan ("Executive"), with an Effective Date as defined herein.

W I T N E S S E T H:

        WHEREAS, pursuant to an Employment Agreement between the Company and Executive dated March 27, 2020, (“Employment Agreement”), Executive has been employed by the Company as its President and Chief Executive Officer and has been serving as a Director on its Board.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Executive and the Company hereby agree as follows:

ARTICLE I -- CONSIDERATION

Section 1.1.Separation. The Executive’s employment with the Company is terminated effective August 28, 2022 ("Date of Separation"). The parties acknowledge and agree that the terms of Executive’s separation shall be as stated in this Agreement. Executive, through his signature below, resigns from the Company’s Board of Directors without any disagreement or dispute with the Company or its Board, and resigns as a director, officer, manager, or any other role for any Affiliate of the Company, effective as of the Date of Separation.
Section 1.2. Salary Continuation. Provided that the Executive signs the General Release of Claims attached hereto and incorporated herein as Exhibit A (the “Release”), and such Release is not revoked during the time period specified therein, then, the Company shall pay each month from January 2023 through and including June 2023, two times the Employee’s regular monthly pay as of the Date of Separation, less applicable payroll taxes and withholdings. Each semi-monthly payment will be made on the regular pay day and shall be consistent with the Company's regular payroll practices. For purposes of payroll deductions, taxes and related calculations, the Executive’s location of employment and pay will be his home address. For the avoidance of doubt, the total payments pursuant to this Section 1.2 will be the equivalent of 12 months of the Executive’s regular monthly pay as of the Date of Separation (less the applicable payroll taxes and withholdings) paid over the six month period from January 2023 through June 2023
Section 1.3.Group Insurance Coverage. Executive shall be entitled to continuation of coverage under the Company's health insurance plan at his own expense pursuant to any rights he may have under the federal Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), part VI of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended; Internal Revenue Code §4980(B)(f). Such continuation shall be afforded up to the maximum period provided by law so long as Employee submits payments for elected coverage and otherwise complies with conditions of continuation on a timely basis.

Should Executive elect such continued coverage, then following the Effective Date of the Release, the Company will pay all premiums for such COBRA continuation coverage for a period of up to twelve months retroactive to the Date of Separation through August 31,

2023 (the “Benefit Continuation Period”). The Company will commence such monthly payments on the first regular pay day in January 2023 and the initial payment shall include a catchup amount to cover the COBRA coverage from the September 1, 2022, through such pay day. Executive will provide copies of his COBRA invoices to the Company for reimbursement during the Benefit Continuation Period. If Executive obtains other health insurance coverage during the Benefit Continuation Period, the Company’s obligation to pay the premiums for continued coverage as described in this §1.3 shall terminate as of the date that Executive becomes covered by such new health insurance coverage. To that end, Executive agrees to notify the Company of any new health insurance coverage he obtains during the Benefit Continuation Period. After the Company ceases to pay the premiums for continued coverage as described in this §1.3, whether by expiration of the Benefit Continuation Period or upon the commencement of new health insurance coverage, then Executive must timely submit required payments and otherwise comply with conditions for continuation should he wish his benefits to be continued consistent with his legal entitlements.

Section 1.4.Restricted Stock. Upon the Effective Date of the Release, the unvested time-based restricted stock of the Company held by Executive, as reflected in restricted stock award agreements with grant dates as of March 27, 2020; March 12, 2021; and April 1, 2022, and with vesting date of May 15, 2023, will continue to vest through May 15, 2023 in accordance with the terms of the applicable award agreements, notwithstanding any provision thereof that would cause vesting to cease prior to such date. For the avoidance of doubt, the portion of such time-based unvested restricted stock that otherwise would have remained unvested as of May 16, 2023, will be immediately forfeited in accordance with the terms of the applicable award agreement effective upon the Effective Date of the Release. For the avoidance of doubt, the vesting, termination, and forfeiture of any other equity awards (including stock options and performance share awards) previously granted to Executive shall be governed by the terms of their respective award agreements.
Section 1.5.Adequacy of Consideration. Executive hereby agrees and acknowledges that the payments and benefits described in this Article I of this Agreement constitute adequate consideration, the sufficiency of which Executive acknowledges, for all of Executive’s covenants and obligations set forth herein, including, but not limited to, the Release and the restrictive covenants set forth in Section 2.1 and Exhibit B attached hereto and incorporated herein.

ARTICLE II -- OTHER OBLIGATIONS OF EXECUTIVE

Section 2.1.Restrictive Covenants. Executive expressly acknowledges his agreement to all of his covenants and obligations contained in Exhibit B (the “Restrictive Covenants”). The parties acknowledge and agree that the Technical Information and Non-Competition Agreement between the Company and Executive dated April 1, 2015 (the “Technical Information and Non-Competition Agreement”) is amended and superseded in its entirety by the provisions of Exhibit B, and the original Technical Information and Non-Competition Agreement shall be terminated and of no further force and effect as of the Effective Date without any further action by any party hereto. Executive further agrees that for a period of one (1) year following the Date of Separation, he will not interfere with any transaction involving any of the Company Entities (as defined in the Release), including by consulting with, advising or dissuading others, or involving himself in, any transaction or process related to the sale or financing of some or all of the business or assets of the Company. Executive acknowledges and agrees that the Restrictive Covenants survive Executive’s separation.

Section 2.2.Transition. Executive agrees to make himself available to answer questions concerning business concerns, operations, pending legal concerns and/or litigation, and other special assistance as reasonably may be required by the Company based on availability and reasonable notice by Company of such needs, through and including August 31, 2023, provided, however, that Executive’s obligations hereunder shall not exceed twelve (12) hours total time per month unless mutually agreed otherwise, and provided further that Executive shall be entitled to reimbursement of expenses reasonably incurred by him in his performance of his obligations under this § 2.2.
Section 2.3.Company Property. Executive represents that he has returned all tangible personal property belonging to the Company, including, but not limited to, all keys, business equipment, and computer software and/or hardware. Company acknowledges its receipt of all such tangible property from Executive.
Section 2.4.No Disparagement. From the Date of Separation through August 31, 2023 (the “Restrictive Covenant Period”), Executive agrees not to make any disparaging comments regarding Company, its subsidiaries or any of those employees of the Company who constitute its “named executive officers” (under SEC regulations) for purposes of the Company’s most recent proxy statement (“NEOs”). For the duration of the Restrictive Covenant Period, Company shall cause the NEOs to not make any disparaging comments about Executive. Executive shall refer all prospective employers to the Senior Vice President, General Counsel & Chief Administrative Officer for a neutral reference that shall be limited to dates of employment and positions held during employment. Nothing contained in this Agreement will preclude any party or other person from (a) providing truthful information in any court, regulatory, or governmental proceeding, investigation, or inquiry, or (b) reporting possible violations of federal law or regulation to any governmental agency or entity, or (c) making other disclosures that are protected under the whistleblower provisions of federal or state regulation. Executive represents that, to the best of his knowledge and belief, as of the Effective Date, he is not aware of any basis for his reporting or asserting any claims under any whistleblower laws concerning violations by any Company Entities of any statutes, laws, regulations or rules of any federal, state or foreign governmental agency or entity. Executive further agrees that he will not seek or retain any compensation for any whistleblower claims or reports that he may otherwise lawfully make or assert.
ARTICLE III -- MISCELLANEOUS PROVISIONS

Section 3.1.Entire Agreement. Except as expressly provided in this Agreement, this Agreement, together with the Release and the Restrictive Covenants attached hereto and incorporated herein as Exhibit B, contain the entire agreement between the parties hereto and replace any prior agreements, contracts and/or promises, whether written or oral, with respect to the subject matters included herein, including the Technical Information and Non-Competition Agreement, any offer or other letter agreements, the Employment Agreement between the parties made as of March 27, 2020, any proxy statement description, or any other such agreement or document. No other payments or obligations are owed by either party to the other party except as stated in this Agreement. This Agreement may not be changed orally, but only in writing, signed by each of the parties hereto.

Section 3.2.Warranty/Representation. Executive and the Company each warrant and represent that, prior to and including the Effective Date of this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in any such claims, demands, causes of action or obligations, and that each has the sole right to execute this Agreement.

Section 3.3.Invalidity. The parties to this Agreement agree that the invalidity or unenforceability of any provision or part of this Agreement shall not render any other provision(s) or part(s) hereof invalid or unenforceable and that such other provision(s) or part(s) shall remain in full force and effect.

Section 3.4.No Assignment. This Agreement is personal in nature and shall not be assigned by Executive or the Company; provided that Company may assign this Agreement pursuant to a sale of all or a substantial part of the assets, merger or other consolidation of the Company. All payments and benefits provided Executive herein shall be made to his estate in the event of his death prior to his receipt thereof.

Section 3.5.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

Section 3.6.Governing Law. This Agreement shall be governed under the laws of the State of Ohio.

Section 3.7.Effective Date. This Agreement shall become effective upon the Effective Date of the General Release of Claims attached hereto and incorporated herein as Exhibit A.
Section 3.8.Obligations Contingent on Performance. The obligations of the Company hereunder, including its obligation to provide the payments and benefits described in Article I of this Agreement, are contingent upon Executive’s performance of Executive’s obligations hereunder including his obligations under Exhibit B. Executive’s obligations are contingent on Company’s performance of its obligations and continued compliance with terms of this Agreement.
Section 3.9.Compliance with Section 409A. Notwithstanding anything herein to the contrary, (i) if at the Date of Separation Executive is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of Executive’s termination of employment is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is six months following the Date of Separation (or the earliest date as is permitted under Section 409A of the Code), (ii) any reimbursements provided under this Agreement, including reimbursement of business expenses provided under Section 2.2 of this Agreement, shall be made no later than the end of Executive’s taxable year following Executive’s taxable year in which such expense was incurred; in addition, the amounts eligible for reimbursement during any one taxable year under this Agreement may not affect the expenses eligible for reimbursement in any other taxable year under this Agreement, and (iii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax or result in an additional cost to the Company. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 3.9;

provided that neither the Company nor any of its employees or representatives shall have any liability to Executive with respect thereto.

        IN WITNESS WHEREOF, Executive and the Company agree as set forth above:
Date of Execution By Executive:
December 5, 2022
AGREED TO AND ACCEPTED BY:
__/s/ Matthew E. Monaghan_____________
MATTHEW E. MONAGHAN
Execution Witnessed By:
__/s/ Kimberlee Monaghan______________

Date of Execution By Company:
AGREED TO AND ACCEPTED BY
INVACARE CORPORATION
December 5, 2022
By:__/s/ Anthony C. LaPlaca___________
Anthony C. LaPlaca
Title: SVP, General Counsel, Chief Administrative Officer and Secretary
Execution Witnessed By:
__/s/ Debbie Warden______________

Exhibit A

GENERAL RELEASE OF CLAIMS

    Matthew E. Monaghan ("Executive") and Invacare Corporation (the “Company"), in exchange for their mutual covenants and obligations set forth herein, hereby agree as follows:

1.Executive’s Release. For consideration in the form of the payments and benefits described in the Separation Agreement and General Release between Executive and the Company entered into as of December 5, 2022 (the “Separation Agreement”), Executive does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company, its parent company(ies), subsidiaries, divisions, and affiliated businesses, direct or indirect, if any, together with its and their respective officers, directors, shareholders, management, representatives, agents, employees, successors, assigns, and attorneys, both known and unknown, in both their personal and agency capacities (collectively, “the Company Entities”) of and from any and all claims, demands, damages, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, of whatsoever kind or nature, including but not limited to any alleged violation of any state or federal anti-discrimination or anti-retaliation statutes or regulations, including but not limited to Title VII of the Civil Rights Act of 1964 as amended, ERISA, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act (“FMLA”), Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, Title VIII of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, breach of any express or implied contract or promise, wrongful discharge, violation of public policy, or tort, all demands for attorney's fees, back pay, holiday pay, vacation pay, bonus, group insurance, any claims for reinstatement, all employee benefits and claims for money, out of pocket expenses, any claims for emotional distress, degradation, or humiliation, that Executive might now have or may subsequently have, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly, any acts or omissions of the Company or any of its directors, officers, shareholders, employees and/or agents arising out of Executive's employment and separation from employment which have occurred prior to the date this General Release of Claims (“Release”) becomes effective pursuant to Section 7 hereof (the “Effective Date”), except those matters specifically set forth herein, and except for any health, welfare, pension or retirement benefits, if any, which may have vested on Executive's behalf prior to his separation from employment under the generally applicable terms of such programs, and except for any claims arising solely out of Executive’s status as a shareholder of the Company, and except for any rights Executive has under any applicable policies of Directors and Officers liability insurance, and except for any rights Executive has under any Indemnity Agreement or right to indemnification pursuant to applicable law.
2.Release by Company. In exchange for the good and valuable consideration provided by Executive under this Separation Agreement and General Release, the Company Entities hereby release and forever discharge Executive from any and all civil claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature, including but not limited to, breach of any express or implied contract or promise, violation of public policy, or tort, that any Company Entity might now have or may subsequently have, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly, Executive's employment and separation from employment or any acts or omissions of Executive, which have occurred on or prior to the Effective Date.

3.Older Workers Benefit Protection Act (“OWBPA”). Executive recognizes and understands that, by executing this Release, he shall be releasing the Company Entities from any claims that he now has, may have, or subsequently may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Release. In other words, Executive will have none of the legal rights against the aforementioned that he would otherwise have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§621, et seq., as amended, by his signing this Release.
4.Consideration Period. The Company hereby notifies Executive of his right to consult with his chosen legal counsel before signing this Release. Through his signature below, Executive represents that he has consulted with, and been represented by, competent legal counsel in the negotiation of this Release and the related Separation Agreement. The Company shall afford, and Executive acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Release to ensure that Executive’s execution of this Release is knowing and voluntary. In signing below, Executive expressly acknowledges that he has been afforded the opportunity to take at least twenty-one (21) days to consider this Release and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.
Notwithstanding the fact that the Company has allowed Executive twenty-one (21) days to consider this Release, Executive may elect to execute this Release prior to the end of such 21-day period. If Executive elects to execute this Release prior to the end of such 21-day period, then by his signature below, Executive represents that he has consulted with, and been represented by, his chosen legal counsel, and his decision to accept this shortening of the time was knowing and voluntary, and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Company herein, or by the Company providing different terms to any similarly-situated Executive executing this Release prior to end of such 21-day consideration period. The parties agree changes, whether material or immaterial, to this Release shall not restart the running of the twenty-one (21) day time period.
5.Revocation Period. Both the Company and Executive agree and recognize that, for a period of seven (7) calendar days following Executive’s execution of this Release, Executive may revoke this Release by providing written notice revoking the same, within this seven (7) day period, delivered by hand or by certified mail, addressed to Anthony LaPlaca, Senior VP, General Counsel & Chief Administrative Officer, Invacare Corporation, One Invacare Way, Elyria, OH 44035, delivered or postmarked within such seven (7) day period. In the event Executive so revokes this Release, each party will receive only those entitlements and/or benefits that he/it would have received regardless of this Release.

6.Acknowledgments. Executive acknowledges that Executive has carefully read and fully understands all of the provisions of this Release, that Executive has not relied on any representations of the Company or any of its representatives, directors, officers, executives and/or agents to induce Executive to enter into this Release, other than as specifically set forth herein and that Executive is fully competent to enter into this Release and has not been pressured, coerced or otherwise unduly influenced to enter into this Release and that Executive has voluntarily entered into this Release of Executive's own free will. Executive further acknowledges that he has consulted with, and been represented by, competent legal counsel in the negotiation of this Release. The parties agree that any capitalized terms not otherwise defined herein shall have the meaning given to them in the Separation Agreement.

7.Governing Law. This Release shall be governed under the laws of the State of Ohio.
8.Effective Date. This General Release of Claims shall become effective only upon (a) execution of this General Release of Claims by Executive after the expiration of the twenty-one (21) day consideration period described in §4 of this General Release of Claims, unless such consideration period is voluntarily shortened as provided by law; and (b) the expiration of the seven (7) day period for revocation of this General Release of Claims after execution by Executive described in §5 of this General Release of Claims without this General Release of Claims being revoked, but only if such execution and expiration of the revocation period both occur on or prior to a date which is thirty (30) calendar days following Executive’s execution of the Separation Agreement.
CAUTION TO EXECUTIVE: READ BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST THE COMPANY ENTITIES PRIOR TO THE EFFECTIVE DATE OF THIS GENERAL RELEASE OF CLAIMS.
Date of Execution By Executive:
December 5, 2022
AGREED TO AND ACCEPTED BY:
__/s/ Matthew E. Monaghan_____________
MATTHEW E. MONAGHAN
Execution Witnessed By:
__/s/ Kimberlee Monaghan______________

Date of Execution By Company:
AGREED TO AND ACCEPTED BY
INVACARE CORPORATION
December 5, 2022
By:__/s/ Anthony C. LaPlaca___________
Anthony C. LaPlaca
Title: SVP, General Counsel, Chief Administrative Officer and Secretary
Execution Witnessed By:
__/s/ Debbie Warden______________

Exhibit B

TECHNICAL INFORMATION & NON-COMPETITION COVENANTS

This Exhibit B is attached to that certain Separation Agreement and General Release dated on or about December 5, 2022 (the “Separation Agreement”) and is incorporated into the Separation Agreement as if fully rewritten therein.

1.    DEFINITIONS: All capitalized terms not defined in this Exhibit B will have the same meaning as defined in the Separation Agreement. As used herein the following words have the meanings specified:

(a)“Intellectual Property” means designs, derivations, works of authorship, discoveries, improvements, innovations and ideas, or any other intellectual property right, whether or not patentable or copyrightable or otherwise registrable, relating to any part of the business or activities of Employer, including without limitation, novel or improved products, processes, machines, promotional or advertising materials, schemes and other manufacturing and sales techniques.

(b)“Confidential Information” means financial information, marketing strategies, pricing policies or characteristics, user identification, passwords, computer software, screens, user interfaces, system designs and documentation, supplier information, customer information, product information or specifications, designs, drawings, plans or alterations, manufacturing, testing or assembly processes, costs of materials, business or business prospects, proposals, codes, research, reports, investigations, Intellectual Property, equipment, compositions, technology, formulas, trade secrets, know-how, research and development programs, sales methods, costs of production and overhead, and other confidential, technical or business information and data or other information of similar character which relate to Employer, its business or Employee's employment.

(c)“Competitor” means any person, firm or organization (and/or parent, subsidiary or affiliate thereof) engaged in or about to become engaged in research on, or the production and/or sale or distribution of any Competitive Product.

(d)“Competitive Product” means a product which is similar to or competitive with a product manufactured and/or sold by Employer, or with respect to which Employer has conducted research, during the three (3) years immediately preceding termination of Employee's employment. A product shall cease to be a Competitive Product if substantially all of the Company subsidiaries, affiliates and/or assets used in the manufacture and/or sale of such product are sold by the Company subsequent to the Effective Date and (i) such product is thereafter no longer manufactured or sold by the Company, and (ii) the Company is no longer receiving any “earn out,” royalty, license, or other payments from or relating to the manufacture or sale of such product.

(e)“Employee” means Matthew E. Monaghan.

(f)“Employer” means Invacare Corporation.

2.    OBLIGATIONS OF EMPLOYEE: In consideration of the amendment and restatement herein of Employee’s previous Technical Information and Non-Competition Agreement dated April 1, 2015, and as part of the terms of the Separation Agreement, Employee and Employer agrees as follows:

(a)    Ownership of Intellectual Property: With respect to all Intellectual Property made, created or conceived by Employee, either alone or jointly with others, during or arising out of his or her employment with Employer or, based upon or derived from Confidential Information, all such Intellectual Property shall be the sole property of Employer and Employee agrees:

(I)to promptly disclose in writing any such Intellectual Property to Employer;

(II)to treat such Intellectual Property as the trade secrets and Confidential Information of Employer;

(III)not to disclose such Intellectual Property to anyone; and

(IV)not to use any such Intellectual Property for any other purpose other than in connection with Employee's employment or for Employer's sole benefit.

(b)    Assignment and Protection of Ownership Rights. Except as listed at the end of this Section 2(b), Employee hereby assigns to Employer all of his or her right, title and interest in and to any such Intellectual Property and to any and all patents or applications (design or otherwise), trademarks or service marks or applications therefor, copyright registrations or applications based thereon or any other Intellectual Property right. Employee agrees to execute, without further consideration, all documents requested by Employer:

(I)to vest full title in the invention, design, discovery, derivation, improvement or work of authorship in Employer; and

(II)to enable Employer to seek, register, maintain or enforce patent, design, copyright or other intellectual property protection thereon anywhere in the world.

Employee acknowledges and agrees that each work of authorship created by him or her and relating to Employee's employment has been prepared for Employer as a work for hire. Employee agrees that in the event that any such work is not considered a work for hire under U.S. Copyright Law, Employee hereby assigns all copyrights in and to such work of authorship to Employer.

List of Intellectual Property excepted from this Section 2(b):     None     (If none, so indicate).

(c)    Representations Regarding Deliverables. Employee represents and warrants that:

(I)    all work products, deliverables, services, products and all other Intellectual Property delivered to Employer by Employee in connection with Employee's performance of Employee's work for Employer (“Deliverables”) do not infringe any Intellectual Property rights of any third parties and are not based on any Confidential Information of any third parties;

(II)that Employee has all rights necessary to provide such Deliverables to Employer under the terms of this Agreement;

(III)that such Deliverables are the original works of the Employee;

(IV)that such Deliverables do not belong to others; and

(V)that employment with Employer does not violate any restrictive covenants in any agreement previously entered into by Employee.

(d)    Non-Disclosure of Confidential Information. Employee covenants and agrees that:

(I)he or she will not transfer or disclose any Confidential Information;

(II)Confidential Information will be kept confidential by Employee, will not be used in any manner which is detrimental to Employer, will only be used in connection with Employee's employment, and will be safeguarded by Employee from unauthorized disclosure;

(III)he or she will not copy Confidential Information in whole or in part or use all or any part of Confidential Information to, without limitation, reverse engineer, duplicate the function, sequence or organization of Confidential Information for any purpose without the prior written permission of Employer; and

(IV)he or she will not use or disclose the confidential information or trade secrets of any other company or entity, including, without limitation, vendors, customers or former employers, without their written authorization.

(e)    Exclusions from Confidential Information. Employee will not be prevented from using or disclosing Confidential Information:

(I)which Employee can demonstrate, by written records, was known to Employee before the disclosure to Employee by Employer or observation of Confidential Information by Employee; or

(II)which is now, or becomes in the future, public knowledge other than by breach of this Agreement by Employee; or

(III)which is lawfully obtained by Employee from a source independent of Employer, which source was lawfully in possession of the Confidential Information and which source had the unrestricted right to disclose or display the Confidential Information to Employee; or

(IV)which is required by order of a court or regulatory authority having competent jurisdiction to be disclosed, provided that Employee shall inform Employer of the requirement for disclosure, shall permit Employer to attempt, by appropriate legal means, to limit such disclosure and Employee shall use appropriate efforts to limit the disclosure and maintain confidentiality to the extent possible.

(V)which was independently developed by Employee without any use, knowledge or benefit of Confidential Information.

The confidentiality and non-use obligations of Employee with respect to Confidential Information under the terms of this Agreement shall remain in effect after termination of employment and until such Confidential Information is no longer confidential or proprietary to Employer or no longer nonpublic.

(f)Return of Information. Immediately upon Employer's request, Employee will return to Employer all Confidential Information and all memoranda, notes, records, reports, photographs, drawings, plans, papers and all other documents made or compiled by Employee or made available to him or her during the course of his or her employment, or copies, reproductions or abstracts thereof, whether or not such documents contain Confidential Information, and/or Employee will destroy, and certify to Employer as to such destruction, all Confidential Information and other materials.

(g)Non-Competition. During the Restrictive Covenant Period, Employee shall not, anywhere in the world in which Employer conducts business activity, directly or indirectly, on his or her own behalf or on behalf of any other person or entity, render services or act as an officer, director, partner, agent, consultant or employee of, or otherwise assist any Competitor (excluding ownership of less than five percent (5%) of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market).

(h)Non-Interference with Customer and Supplier Relationships. Employee covenants and agrees that he or she shall not, during the Restrictive Covenant Period, directly or indirectly, on his or her own behalf or on behalf of any other person or entity, contact or do business with any customer or supplier of Employer with respect to any Competitive Product. This covenant applies to those customers and suppliers, and their respective affiliates, to which Employer has sold its products or services prior to the date Employee ceases to work for Employer, and those prospective customers and suppliers with which Employer has actively pursued sales or supply opportunities prior to the date Employee ceases to work for Employer.

(i)Post-Employment Non-Recruitment. Employee agrees that Employer has and will invest substantial time and effort in acquiring and maintaining its workforce. Accordingly, Employee agrees that during the Restrictive Covenant Period, Employee shall not: (I) hire away, or cause any other person or entity to hire away, any employee of Employer as of the date Employee ceases to work for Employer or, (II) directly or indirectly, on his or her own behalf or on behalf of any other person or entity, entice or solicit, or seek to induce or influence any such employee to leave his or her employment.

3.REASONABLE RESTRICTIONS. Employer and Employee expressly agree that the restrictions and covenants contained in this Exhibit B are needed to protect the valuable business interests of Employer and are reasonable as to time and geographic scope because of the nature of Employer's business and the location of its competitors.

4.REMEDIES. Employee acknowledges that should he or she violate or threaten to violate any of the covenants contained in this Exhibit B, it will be difficult to determine the resulting damages to Employer. In addition to any other remedies Employer may have, Employer will be entitled to temporary or preliminary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage. Employer may elect to seek any remedy at its sole discretion on a case by case basis. Failure to seek any remedy in one case will not restrict Employer from seeking any other remedy in another case nor will such action constitute a waiver of any of Employer's rights. The prevailing party in an action filed to seek enforcement of or damages from a breach of this Exhibit B will be entitled to recover its attorneys' fees and expenses.

5.CHOICE OF FORUM AND LAW. Employer has its world headquarters located in Lorain County, Ohio. The parties therefore agree that to the extent permitted by law, any action to enforce or seek a declaration of rights under this Exhibit B shall be filed in state court in Lorain County, Ohio or federal court in the Northern District of Ohio. Additionally, because the parties have significant contacts in Ohio, to the extent permitted by law, the laws of the State of Ohio shall govern the enforcement and interpretation of this Exhibit B.

7.    MISCELLANEOUS. If any one or more of the provisions of this Exhibit B shall be held invalid or unenforceable, then such paragraph or provision shall become divisible and shall be amended immediately to include only such term and area as shall be considered reasonable and enforceable by the court properly construing such provision. No waiver of a breach of any term of this Exhibit B will be effective unless such waiver is in writing and signed by the non-breaching party. No waiver of any breach will be deemed a waiver of any other or subsequent breach. This Exhibit B may be assigned by Employer without Employee’s consent.